Report of Independent Registered Public Acco unting Firm

To the Shareholders and
Board of Trustees of
Federated Income Securities Trust

In planning and performing our audit of the fi nancial statements of Federated Capital Income
Fund (the "Fund") as of and for the year ended
 November 30, 2009, in accordance with the standards of the Public Company Accounting Over sight Board (United States), we considered the Fund's internal control over financial reporti ng, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the req uirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Fund is responsible for establi shing and maintaining effective internal control over financial reporting. In fulfilling this resp onsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process de signed to provide reasonable assurance regarding the reliability of financial reporting and the pre paration of financial statements for external purposes in accordance with generally accepted acc ounting principles. A company's internal control over financial reporting includes those pol icies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) prov ide reasonable assurance that transactions are recorded as necessary to permit preparation of fina ncial statements in accordance with generally accepted accounting principles, and that receipts a nd expenditures of the company are being made in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use, or disposition of the company's assets that cou ld have a material affect on the financial statements.

Because of its inherent limitations, internal control
 over financial reporting may not prevent or detect misstatements. Also, projections of any evalua tion of effectiveness to future periods are subject to the risk that controls may become inadequat e because of changes in conditions, or that the degree of compliance with the policies or procedur es may deteriorate.

A deficiency in internal control over financial report ing exists when the design or operation of a control does not allow management or employees, in the normal course of performing their
assigned functions, to prevent or detect misstatements
 on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in intern al control over financial reporting, such that there is a reasonable possibility that a material miss tatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses und er standards established by the Public
Company Accounting Oversight Board (United States). How ever, we noted no deficiencies in the Fund's internal control over financial reporting and it s operation, including controls over safeguarding securities that we consider to be a materi al weakness as defined above as of November 30, 2009.

This report is intended solely for the information and u se of management and the Board of Trustees of Federated Income Securities Trust and the Se curities and Exchange Commission and is not intended to be and should not be used by anyone o ther than those specified parties.





/s/ KPMG LLP
Boston, Massachusetts
January 22, 2010